Exhibit 99.2

FINAL TRANSCRIPT

Conference Call TranscriptTWTR — Q4 2004 Tweeter Home Entertainment Group Earnings Conference CallEvent Date/Time: Nov. 23. 2004 / 10:30AM ETEvent Duration: 49 min

CORPORATE PARTICIPANTS
     Joe McGuire
     Tweeter Home Entertainment Group — SVP, CFO
     Jeff Stone
     Tweeter Home Entertainment Group — President & CEO
     Philo Pappas
     Tweeter Home Entertainment Group — SVP, Merchandising

CONFERENCE CALL PARTICIPANTS
     Adam Weiss
     Chilton Investments — Analyst
     Nolan Praghaba
     WRA Investments — Analyst
     Scot Ciccarelli
     RBC Capital Markets — Analyst
     Ronald Waller
     BR Capital — Analyst
     Mitch Kaiser
     Piper Jaffray — Analyst
     Brett Hendrickson
     Bonanza Capital — Analyst
     Bill Massey
     Adage Capital Management — Analyst
     Bill Armstrong
     C.L. King & Associates — Analyst

PRESENTATION

Operator

     Good day, ladies and gentlemen, and welcome to the Tweeter quarterly earnings call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, and instructions will follow at that time. (OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded.

I would now like to turn the conference over to your host, Mr. Joe McGuire, Chief Financial Officer. Mr. McGuire, you may begin.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Thank you, Yolanda. Good morning, everyone, and thank you for participating in Tweeter Home Entertainment Group’s fiscal 2004 fourth-quarter and year-end conference call. My name is Joe McGuire, and I am the Company’s Chief Financial Officer. Also with us today is Jeff Stone, President and CEO; Sandy Bloomberg, Founder and Chairman; and Philo Pappas, the Company’s Senior Vice President of Merchandising. I would like to start with a brief statement about forward-looking statements, after which we’ll discuss the general business for the quarter and the year, and then we will review the numbers.

Certain statements contained in today’s press release and statements that may be made during this conference call, including words such as expects, believes, plans, anticipates, and similar language constitute forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated. Participants are cautioned not to place undue reliance on these forward-looking statements, and to refer to recent company filings with the SEC for a more thorough discussion of risk factors associated with the Company. Copies of today’s press release and all other releases and SEC filings are available at our investor relations website, www.TWTR.com.

Now, here is Jeff to give you a business summary.

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     Good morning, everyone. I would like to state up front that this team and this company made tremendous improvements in our operating platform this past year, as a result of all the work that was completed and our foundations for winning initiatives. We will address these throughout the conference call.

Now, for the numbers. For the quarter ended September 30, 2004, total revenue from continuing ops decreased 3.1 percent to 176 million from 182 million in the same period last year, while comparable store sales from continuing operations decreased 3.5. The beginning of the quarter started out strong; however, hurricanes and the related weather in the Southeast had a significant impact on the second half of the quarter.

Net loss from continuing operations was 10.1 million, and our loss per share was 42 cents in both the quarter ended September 2004 and 2003. Net loss was 12.6 million or 52 cents per share this quarter, compared to a net loss of 10.3 million or 43 cents per share for the same period last year.

Our operating loss from continuing operations for the quarter was 15.1 million, compared to an operating loss from continuing operations of 15.8 million last year. As a percentage of revenue, the operating loss from continuing operations was 8.6 percent, compared to the operating loss from continuing operations of 8.7 percent last year. This was primarily due to a 950 basis point increase in gross margin, a 770 basis point increase in selling expenses and a 170 basis point increase in corporate expenses.

This quarter, we were up against last year’s very aggressive campaign to reduce open box and discontinued inventory, so we experienced a significant increase in gross margin over prior year. The television business is still competitive, but our internal focus on attachment selling of higher-margin goods, the development of private-branded lines and a leveling off of our audio business are all helping our gross margin performance, and as a result, we’re not expecting any erosion of our current margin rates during the next few quarters.

Here is Joe to put some color in the numbers.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Thanks, Jeff. The increase in gross margin is attributable to increased product margin of about 240 basis points, and that is primarily due to an easy compare to last year’s aggressive campaign to clean up the inventory that Jeff talked about and additional program funds of about 600 basis points and supply chain improvements resulting in associated inventory cost decreases, equal to about 110 basis points. The increase in selling expenses as a percent of sales is primarily the result of a 250 basis point increase in compensation expense, which resulted from our continuing efforts in building the in-home infrastructure, a 100 basis point increase in advertising expenditures and about an 80 basis point increase in occupancy costs.

The increase in corporate expenses was related to an increase in loss reserves for excess property and additional consulting and professional service fees, compared to the same period last year. We continue to be more efficient with our capital as our supply chain, inventory management and cash conversion cycle initiatives continue to improve. We reduced days of inventory from 103 a year ago to 96 at the end of the year, which decreased our cash conversion cycle by five days year over year. Net inventory finished the year at 107 million, compared to the year-earlier number of 118 million. Ending inventory also represented a $7 million reduction from the June quarter.

Turns this year came in at 3.8 versus last year’s 3.5, a 30 basis point improvement year over year. Discontinued inventory decreased to 9 percent of total inventory, and the amount of discontinued inventory over 180 days declined to 27 percent of that total disco, down from 49 percent a year ago. We believe that this is also a component of our improved gross margin. Overall, we’re selling disco inventory at a higher margin than we were last year.

In-stocks for the quarter ran on average at 92 percent, a continued improvement over the prior quarters. And the benefit of all the work our team is doing on supply chain is showing up in the balance sheet, as long-term debt declined 13 million to 35 million at year end, compared to 48 million for the same period last year. This also represented a $4 million decreased from the June quarter.

Yesterday, we amended our bank facility, extending the term for an additional two years and lowering the pricing grid on both the outstanding borrowings and the unused commitment fee. We reduce the total line to 90 million from 110, as we believe we will not have need for the larger line. And we pay the outstanding fee on that full amount of the line that is available.

Our rate under the facility is typically expressed as a margin over LIBOR, and the new pricing is 25 basis points less for us on each of the pricing tiers. Our rate on the unused portion will go down by 7.5 basis points, as well. In addition, the administrative availability block will drop to about 7.5 million from the current 11.

We believe these rate reductions and change in terms are reflective of the bank’s confidence in the Company, given the continued improvements they have witnessed in this past year.

In connection with our audit at the end of the year, Deloitte & Touche, our auditors, advised us that controls relating to financial information within spreadsheets were not sufficient, resulting in a material weakness. Per their recommendations, we plan to review and reevaluate these controls.

I’m going to turn it back to Jeff to review a few other topics before we go to Q&A.

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     In addition to the supply chain improvements Joe noted, the Company also drove improvements in attachment selling with a focus on warranties, accessories and labors. As the year progressed, we gained traction, and by our fourth quarter, the sales team was running at a 250 basis point improvement rate year over year for the quarter, for these three categories. We expect continued improvements in fiscal ‘05 and expanding our total basket to our customers, as we continue to move from a boxed selling retailer to a solutions selling retailer. We believe that these improvements will continue to bolster our gross margin rate.

RetailMasters was not the only group inside of Tweeter in fiscal ‘04, as the Company hired A.T. Kearney and PRG-Schultz to assist us in improving some back-of-the-house functions. Commodity purchasing, in-sourcing, accounts payable and real estate post audits were among the areas that we attacked, resulting in net saving estimates of 1.9 million in fiscal ‘04 and estimated savings in excess of 3 million projected for fiscal ‘05.

Moving onto home services, today our installation team of entertainment architects exceeds 500 people, and labor revenue was just under 28 (ph) million in fiscal ‘04, a 32 percent increase from fiscal ‘03. Approximately 25 percent of our sales staff has been trained to sell in the customer’s home. Over 100 million of the Company’s retail business had a home labor component, which speaks to the popularity and need for these services, not only at the high end but with the middle-level customer base, as well. Our more mature home installation markets contributed positively to profitability in fiscal ‘04, and we believe that our business model for this division will drive profits in ‘05. Our efficiency improvement for our installation team was a key driver in our profit improvement for this division. Our average two-man installation team billed 50 percent more labor in our fourth quarter of ‘04 than they did in the fourth quarter of ‘03.

These services will provide the backbone for future differentiation in our competitive retail landscape. By the end of fiscal ‘05, over 50 percent of our retail team will have the skills to meet a customer in their home and sell with or without the benefit of a showroom. We will aggressively grow both the amount of people within the install division and the services offered over the next several years, with a three to five-year goal of achieving services revenue in the vicinity of 20 percent of total revenue.

Tweeter was a very early adopter of the new TV technologies that are in the market today. We spent approximately $2 million this year installing state-of-the-art flat-panel displays in our stores, and it is clear that our customer responded with vigor to the new world of TV. Flat-panel, comprised of both LCD and plasma technologies, achieved a revenue mix penetration of 20 percent for the year, with a high of 22 percent in the fourth fiscal quarter. We expect to take this higher in the current quarter. This category will continue to drive revenue for the Company in the years ahead, as the digital television replacement cycle accelerates. Microdisplay television, in its most frequently sold format, is DLP, and this technology accounted for 96 percent of all projection televisions sold at Tweeter stores this past year. Tweeter essentially exited the analog television business in the year 2004.

In closing, our year-end results reflect the decisions that we made this year to strengthen the foundations of this company. We believe that we have added the necessary infrastructure, enhanced our systems such as supply chain, and removed excess expenses to allow us to compete as a multibillion, several-hundred-store retailer. Although a company can never be finished improving itself, we made substantial changes during the past 18 months. We intend to return to a positive comp-store sales performance beginning this month and throughout 2005, and produce profits for our shareholders in fiscal ‘05 while simultaneously continuing our “Foundations for Winning” improvement plans. We are incredibly proud of the efforts of the entire team, and all of us have renewed confidence in our potential going forward into the most important quarter of the year.

That does it for prepared remarks. We would like to open up to call to questions. Operator, if you could help us?

QUESTION AND ANSWER

Operator

     (OPERATOR INSTRUCTIONS). Bill Massey (ph), Adage Capital Management.

     Bill Massey — Adage Capital Management — Analyst

     A couple questions. First is — I kind of hate to ask it, but Joe, could you give us a little more detail on what the auditors’ opinion actually refers specifically to, and whether or not there will be costs associated with making whatever changes you need to make?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Okay. There will made no incremental cost. Specifically, there were two spreadsheets — you know, welcome to the new world, right? — there were two spreadsheets that had computation errors inside of them. So, as a result of that, they concluded that our controls around those spreadsheets were not effective. And the errors that were inside of the spreadsheets were material, so we have gone through — I don’t know how to really describe to you the level of work that went in once the errors were found, to make sure that they were isolated, in terms of both the way those spreadsheets were done in prior periods and the way all spreadsheets were done for the current period. But in this environment, that results in a notification to the audit committee and a formal review for us of the controls around it.

So we’re in the midst — keep in mind that Tweeter for fiscal ‘04 is not subject to 404. We’ll be subject to a 404 certification for the first time for the year ended September 2005. So we are right smack coming to the tail end of our documentation for 404 and beginning our testing program. So we will be doing that work all through the course of the year. That work is already planned for and budgeted inside of fiscal ‘05, and I don’t anticipate any change to that. This will simply fold right into that.

     Bill Massey — Adage Capital Management — Analyst

     And then, Jeff, you mentioned a little bit about flat-panel mix. I wonder if you could give us a couple of data points, both projection and CRT mix in the quarter and/or for the year as well as, if you would, that same information, if you have it, for fourth quarter last year and last year, just so we can get a sense — you know, flat-panel being 22 percent, what it was last year, fourth quarter?

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     Sure. Let’s lead Philo answer that one, all right, Bill?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     Flat-panel, as Jeff mentioned in the script, was at a 22 percent mix. That’s up from the 17 percent mix last year, really driven by the new high-def panels that are hitting the market now. That business continues to be very strong, and we expect it to grow even further in the coming quarter.

     Bill Massey — Adage Capital Management — Analyst

     And then a little more on the other segments for TV projection, and TV monitors? Do you have that stuff, too?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     I can tell you that our basic tube business is down to 3 percent of our mix.

     Bill Massey — Adage Capital Management — Analyst

     Is that for the quarter or for the year?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     That is for the quarter, versus 6 percent a year ago. And our projection TV business or mix is at a 20 percent mix versus 21 a year ago.

     Bill Massey — Adage Capital Management — Analyst

     And then just one last question, and I’ll let somebody else get in here, so I don’t hog it all up. If you could give us a little bit of a sense of the expected growth rate? You have just alluded to it a little bit. And looking at 22 versus 17 in the flat-panel, is that a reasonable proxy for what you guys are expecting the year-over-year growth rate to be in that category for the next four quarters?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     We expect flat-panel, obviously, to be one of the leading growth drivers at Tweeter for the foreseeable future. We don’t see that slowing at all, and our percent as a mix for flat-panel will probably continue to go up.

Operator

     Bill Armstrong, C.L. King & Associates.

     Bill Armstrong — C.L. King & Associates — Analyst

     Good morning. Can you give us an update on quarter-to-date sales trends?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     No.

     Bill Armstrong — C.L. King & Associates — Analyst

     No?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Very good. I made him practice that, Bill.

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     I wanted to try to get it in before we got on the call.

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     Joe has instructed us all to say that we release our sales on January 4, 2005, for the fourth quarter.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Right. We’ll do that Tuesday after the market closes, Bill.

     Bill Armstrong — C.L. King & Associates — Analyst

     Okay. Jeff, did I hear in your opening comments, though, that you expected to start generating positive comps beginning this month? Or was that —?

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     We said we anticipate that — we expect to have positive comps every quarter this year.

     Bill Armstrong — C.L. King & Associates — Analyst

     Every quarter this year?

     Jeff Stone — Tweeter Home Entertainment Group — President & CEO

     Correct. That’s what you heard me say.

     Bill Armstrong — C.L. King & Associates — Analyst

     Labor installation costs — I thought that was in cost of goods sold, and that is how you computed gross margin on an install. But it now looks like that is in SG&A. Could you just run through where that is?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Certainly. The installers are up in cost of goods sold, but all of the infrastructure around rolling out the hubs to the regions hits in (ph) selling expenses.

     Bill Armstrong — C.L. King & Associates — Analyst

     So that —

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     So we really fleshed out the balance of the hubs around the country — this is the hub model that we are using. We originally started in Florida, and we finished all of that work in August and September. So what you’re seeing is headcount and payroll dollar increases in schedulers, product procurers (ph) and so forth.

     Bill Armstrong — C.L. King & Associates — Analyst

     I see. Okay. So non-installers, sort of like the support organization for the installers?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Exactly.

     Bill Armstrong — C.L. King & Associates — Analyst

     And audio is now stabilizing as a percentage of sales, or is it a dollar total, or —?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     Audio is still running at a negative trend to last year for the September quarter. However, we are starting to see the audio business stabilize overall, and starting to see some very nice growth in our in-wall and in-ceiling part of our audio business, which is being driven by our whole home theater strategy going forward.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     I would tell you, Bill, that we actually do not think that audio, by the time we land in fiscal ‘05, will continue the declines that it has over the last three years. We really feel like we’ve seen it makes signs of the decline softening and so forth, really, over the last six months. And it feels like audio may have hit bottom.

     Bill Armstrong — C.L. King & Associates — Analyst

     And then, could you talk about flat-panel TV pricing and its impact on your unit growth versus gross margins? We keep hearing about the big flat-panel manufacturers in the Far East talking about big price declines going into the back half of this year. I was just wondering how you’re doing it (ph)?

     Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

     There is no question that flat-panel pricing is coming down, and we are seeing similar decreases, upwards of 25 percent of average prices dropping. However, what we are seeing is overall ASPs for flat-panel flat to last year. The reason for that is the higher-end panels, the high-def panels that are $5,000 and $6,000 are becoming a larger part of our overall mix. So that is becoming a larger part of our mix, which is stabilizing our ASPs, which is actually very exciting and driving some nice growth for us.

As far as margins going forward, in the flat-panel category, we see them stabilizing, again, driven mostly by the penetration of high-def panels, the higher price points, which bring better margin to us overall.

The erosion that you’re going to see in the marketplace is where it is all the time. It’s going to be at the more entry-level product price points, where you’ll see the largest erosion in the ASP and you’ll see the largest hits to GM (ph) and to the GP rate (ph). We play there, but it is not where a big piece of our business is. A big piece of our business is always in the premium part of the marketplace.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     So, Bill, if I can help you with that, because I can just picture your head tilted to the right there — so last year, if good/better/best was 9,000/7,000/5,000, this year good/better/best is 7,000/5,000/3,000. What Philo is telling you is that absolutely in each of those categories is the 25 percent-ish price decline in each one of those. But what he is telling you is that our mix, instead of selling more in the middle range, happens to be actually shifting a little bit to the higher range this year. And that, frankly, was a little bit unanticipated for us. So that’s the good news. And that is having a beneficial effect on margins for us inside of the category. We had predicted more margin erosion inside of that shift to the flat-panel than in fact we’re seeing, because the higher end of that mix is a little stronger than we had anticipated.

Operator

     Adam Weiss, Chilton Investments.

     Adam Weiss — Chilton Investments — Analyst

     Most of my questions were answered. I just had a quick balance sheet question, Joe, about the spike in payables and accruals.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     So, I will tell you that payables — well, so inventory went down by about $11 million, right, if you’re looking at September to September? And Accounts Payable has gone down by about $9 million. Accruals have gone down by about 5.6. So I will tell you that there is no grand shift, other than that we have probably some more of our vendors we’re doing some different kinds of partnerships with that include some extended terms. So you have a little bit of that going on, but for the most part, the decline in inventory has pretty much come down, and we have seen a little bit of an increase in terms and payables, but nothing too dramatic — probably just a little bit better management of the whole process here, as we came in through the year. That all falls as part of the supply chain initiatives.

     Adam Weiss — Chilton Investments — Analyst

     Well, if your payables, accruals and other were up 16 (ph) million over year, right?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Yes. Just about, correct.

     Adam Weiss — Chilton Investments — Analyst

     So if your inventories were down, wouldn’t your payables be down?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     They would, except that some of these other partnerships that I’m talking about with our vendors, where we have some of the vendors experimenting with consignment, some of the vendors experimenting with more terms, and that is all a part of our attempt to drive cash conversion cycles. So, you want to drive inventory down, you want to drive payables up, drive receivables down. You’ll see some improvement in receivables also year over year, both in receivables and in the reserve against the receivables. So all of those categories have improved.

     Adam Weiss — Chilton Investments — Analyst

     And what do you expect to spend on consultants next fiscal year? And what did you spend in ‘04?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     We spent a little over 11 million on consultants in fiscal ‘04, and we’ll spend probably a little over 4 in fiscal ‘05.

     Adam Weiss — Chilton Investments — Analyst

     Does that 11 million include the warrants?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Yes.

     Adam Weiss — Chilton Investments — Analyst

     So 4 million is budgeted for this year?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     I’m sorry?

     Adam Weiss — Chilton Investments — Analyst

     4 million is budgeted for fiscal ‘05?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Yes.

     Adam Weiss — Chilton Investments — Analyst

     And your CapEx budget?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     20 million.

     Adam Weiss — Chilton Investments — Analyst

     Does that include new stores or maintenance?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Yes, that includes new stores.

     Adam Weiss — Chilton Investments — Analyst

     How many, approximately?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Five new stores.

Operator

     Nolan Praghaba (ph), WRA Investments.

     Nolan Praghaba — WRA Investments — Analyst

     One other question, just on the cash flow statement. And my question about the tables is already answered. But if you could talk about your receivables, as well, it looks like you’re stretching receivables further this quarter, compared to last year. And most of your cash in general has come from working capital. Is there anything in particular about this quarter on the receivables side?

And then my second question is, on the bank facility, did you approach the banks to decrease the size of the facility, or did they approach you?

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     The second question was I approached them.

On the first question, for receivables, I actually don’t have — if I look to last year to this year, we finished last year with accounts receivable net of 17.7 — this year at 17.7, and last year at 18.2. So you have got a net reduction in the receivables balance year over year, and a net decrease in the doubtful reserve. So can you come back to me with a little more flavor about what you’re trying to understand inside of receivables?

     Nolan Praghaba — WRA Investments — Analyst

     It looks like your decrease in assets provides 24 million for the full year.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Oh, on the cash flow?

     Nolan Praghaba — WRA Investments — Analyst

     On the cash flow, yes.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Yes, absolutely.

     Nolan Praghaba — WRA Investments — Analyst

     And for the nine months, it looks like it provided — it’s hard to tell, because you have lumped in all the assets on the earnings release today. But it looks like it was about 6 million or so.

     Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

     Okay. So I don’t have a nine-month statement in front of me. So it sounds like what we should do now is probably you should call me after the call, and I can try to walk you through the balance sheet in terms of whatever your questions are.

Operator

     Scot Ciccarelli, RBC Capital Markets.

     Scot Ciccarelli — RBC Capital Markets — Analyst

     A couple questions. Joe, the co-op that you mentioned in terms of the deleveraging on the SG&A — was there any kind of catch-up or reversal there, or is that just kind of apples-to-apples?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Well, it’s not exactly apples-to-apples, so let me try to walk you through it. Some of this is still the remnants of the changes in EITF. So I will tell you that co-op booked as a reduction against advertising — when I look at the quarter ended September last year to this year — is about a 320 basis point decline. And that accounts for some of the increase that Philo talked about, in terms of the increase of vendor funds that shows up in cost of goods sold.

But it’s not exactly a classification error because, as the EITF came live, now almost two years ago, most of our vendor arrangements cycle every April 1st, because much of them match the Japanese fiscal year. So as we have moved forward, essentially what has happened as we did new contracts is we have stopped even making an attempt to do co-op, and we just call it vendor funds. And they all just flow up in the COGS, and that is how that ought to happen going forward.

So there is — I wouldn’t call it it’s in EITF, because those periods are in fact classified correctly for the contracts, but there is really a classification issue as, once the EITF took place, the actual way the contracts were negotiated with the vendors really changed, and the focus was to just talk about total vendor money, instead of a breakdown between rebates, which would be up in COGS, and co-op that was an offset against advertising. So if you look at those numbers and you assume that about 320 basis points of that is a shift from one line to the other, I think that will kind of help make it clear for you.

Scot Ciccarelli — RBC Capital Markets — Analyst

Let me just — so I understand it, the way I understand that typically works is there is some sort of accrual going on throughout the course of the year, and then if you don’t meet certain targets, then sometimes you have to reverse that. Was there any kind of catch-up reversal on a net basis?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

None.

Scot Ciccarelli — RBC Capital Markets — Analyst

But was there an actual reduction in those co-op/rebates, or it’s really just a reclassification of the way you -=?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

There is a reduction of co-op, and there is an increase of rebates. And I would tell you that they not only just net to zero, but if you take total vendor funds, fourth quarter of last year to fourth quarter of this year, we have a net increase in total vendor funds.

Scot Ciccarelli — RBC Capital Markets — Analyst

Next question — in terms of the installation business, it is starting to get pretty sizable. Can you guys lay a framework for us, in terms of what the general expectations are? I guess, part of the infrastructure portion turned out to be higher than I expected, in terms of cost. Is there a general way to think about this? And, given the rate of growth, is there is certain amount of expenses we should continue to expect to see going forward, or is the infrastructure there, and now it is really just your revenue minus your installed labor?

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

One of the things I mentioned is that labor this year was attached to about $100 million worth of our retail revenue. We can tell you that the margins that are in those sales are considerably higher than the other $700 million that go out the door — also that the basket of what gets sold on an installed order, versus just a regular order is significantly more cross-departmentalized. In other words, we may just sell a plasma TV to one customer, but if we install something, we can sell 5, 6, 10 different categories — wire, warranty, audio, DVD, remote controls and additional rooms of music. So the average ticket on an installed order is dramatically higher than the other non-installed business. The margins associated with it are significantly higher than non-installed business.

Scot Ciccarelli — RBC Capital Markets — Analyst

So you could be basically running a breakeven type operation in terms of the labor, what the revenue is, what the cost is. But the real benefit is in what you can sell on top of it?

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

Correct. And one of the things that we are doing is we look at it two ways. Internally, what we report is we report an installation P&L that is fully loaded, that even includes the cost of the commission of the sale and the installation P&L, and just take the labor in versus the expense of running that division, because we’re trying to make that division as a stand-alone division profitable, without the benefit of any gross margin from the products. That is now we’re keeping an eye on the expenses of running the division. And we know, in markets where we are mature, that labor revenue in minus all the expenses associated with running the division are profitable as a stand-alone, without the benefit of putting the product gross margin in. And so we know that, once we get to a certain level of maturity in each market, that it’s a profitable model for us.

Scot Ciccarelli — RBC Capital Markets — Analyst

I guess the last question for you guys — you mentioned that you expect no real margin degradation, just that margins are holding. You’ve also mentioned an increase in attachment rates with labor and stuff. Has there been any kind of change at the store level, in terms of compensation or incentive, to make sure we are attaching more of that? And is there anything else going on at the margin level that might influence that?

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

It’s funny you should ask. On October 4th — and I’ve been here for 14 years, and we have had the same compensation plan for the 14 years that I have been here. On October 4th, we implemented, after Judy and Joe McGuire and a cross-functional comp team worked for the better part of the year — I don’t even know if you remember this in prior conversations, Scot, that we’ve had. We had two or three different retail comp plans, based on companies that we brought and not wanting to change things. On October 4th, we changed to one national comp plan, and it was a wholesale change. And we believe that that compensation change will drive a change in behaviors that addresses some —

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

The thrust of that is to really drive a more complete basket. And I’m going to paraphrase Judy’s explanation of this to the sales team, which is to sell the customer both everything that they want and everything that they need.

Scot Ciccarelli — RBC Capital Markets — Analyst

Will that result in any kind of savings for you, or will it cost you more the way the behavior is changing?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Absolutely not. That comp plan was designed to be expensed neutral, so it was not designed to save money, it was not designed to spend more money; it was fully designed to simply engage in a behavior change.

Operator

(OPERATOR INSTRUCTIONS). Ronald Waller (ph), BR Capital.

Ronald Waller — BR Capital — Analyst

Part of the problems in the sales in the fourth quarter were the hurricanes in Florida. One would expect, and correct me if I’m wrong, that some of that business that was lost would be recaptured here in the first quarter, just from replacement business. Could you, one, isolate, since you did mention that it was part of the problem, how much business was lost in Florida? And in fact, have you seen any recapture of that business so far in the first quarter?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

So let’s go through that a little bit. So Florida actually finished down in the month of September, I think, just about 17 percent. So the sales decline was pretty dramatic. It was dramatic enough that in the overall company, while comps were down for the quarter 3.5, if we cut just Florida out, it comes down to a negative 1.8. So that’s the magnitude of the sales decline.

In terms of the rebound effect, we expect there to be some amount of rebound effect in the first quarter. But I would caution against any really enthusiastic projections about that, because I think that effect has been more pronounced in hurricanes past. But there’s a pretty substantial change in the way the insurances work in the state of Florida with this round of storms, compared to the round of storms that happened earlier in the ‘90s. So the deductibles are a lot higher. They are focused on a per-storm basis. And so, while we expect there to be some amount of rebound and replacement, we do not have any heroic (ph) projections for that, certainly, baked into our plan.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

I just yesterday got back from a three-week, 90-store tour. And I was in Palm Beach, in that area, and Orlando, but especially the Palm Beach area. These places still — you go down into a neighborhood, and 8 of every 10 houses have a blue plastic tarp on their roof. They can’t even get guys to come and give them a quote. They are not replacing their consumer electronics until they get their homes fixed, which is a ways off. So I think all in all, we’ll get some business back. But I will tell you — for example, I think that Miami area to Fort Lauderdale — those stores closed three or four times were never affected. And that business just doesn’t come back. When we’ve had to close for X amount of days down there, because everybody had to move off-island or wherever they went, that business just never comes back.

Operator

Mitch Kaiser, Piper Jaffray.

Mitch Kaiser — Piper Jaffray — Analyst

I was wondering if you could talk about — in the past, you talked about installation and the backlog. Are you feeling pretty comfortable with the ramp-up in staff that you have thus far? And could you give us any sense for what that looks like in the fourth quarter?

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

In the fourth quarter?

Mitch Kaiser — Piper Jaffray — Analyst

(Multiple speakers) first quarter? (Multiple speakers).

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

He means the December quarter.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

The December quarter. Well, let’s say this. We’ll tell you the same thing we have been telling you for the last four quarters, I believe. We are unable to satiate demand at the install level. The customer wants what we have to offer, and we are building the division as quick as we can. In some markets we are out five days; in some markets we are out substantially longer than that. And if it’s just a plasma TV, you have got to get it installed within three or four days. If somebody is buying a $20,000 or $40,000 system, it’s like ordering furniture or anything else that you wait for a long time for. Customers that are buying a more complex system are willing to wait a little while, but people buying a plasma TV — you know, they want it in by Sunday’s game. So there’s a little bit of difference about who you serve, and how long they are willing to wait. We think that eventually, that even for the most sophisticated systems, that we have got to get the wait down to about somewhere around 10 days.

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

And we are not there yet.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

And we are not there.

Mitch Kaiser — Piper Jaffray — Analyst

I guess, in your ‘05 comments about comps being positive, what are your assumptions for ASPs and traffic? I don’t want numbers, but can you just speak in general terms on what your thoughts are behind those two things?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Our expectations are, as Philo said, built into our plan that ASP is particularly our primary driver category. So flat-panel DLP, microdisplay product — is that we will have year-over-year unit ASP declines of about 25 percent. We expect unit shipments, however, to climb at least that. And we have been, as Philo talked about, a little pleasantly surprised by the mix shift inside of that category, in that we have seen unit shipments equal to the ASP declines, but we have seen a little bit of a shift upward inside of the categories.

Now, whether that continues for the balance of the year or not will kind of be remain (ph) to see. We will certainly track how that data goes for the December quarter, and then we will project out for that. But for the most part, we expect those ASPs to hold at about that 25 percent level, and we expect units decline equal to that decline, and perhaps even a little bit more, because we think that the price drop should lift unit sales commensurately.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

The second part of that, that I would add, is that Mark Richardson and our marketing team have revamped our marketing early returns. Comments from the customer base are fairly strong, in terms of the message resonating with them. And we believe that we will drive more footsteps over the thresholds of our stores this year, and take some share in categories and in markets across the country.

Mitch Kaiser — Piper Jaffray — Analyst

And has the new advertising campaign kicked off?

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

It kicked off soft in October; we were just on radio. We treaded lightly because of the presidential election, and most retailers do not jump in with a high ad spend when you’re up against a presidential election year, because you get lost in the shuffle. But it launched with vigor a couple weeks ago, and we will know in six or seven short more weeks about how it all plays out.

Mitch Kaiser — Piper Jaffray — Analyst

Any early results from that? I guess not.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

We report our sales on January 4, 2005.

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Excellent, excellent. Thanks for the test, Mitch.

Mitch Kaiser — Piper Jaffray — Analyst

I tiptoed around it. I tried.

Operator

Brett Hendrickson (ph), Bonanza Capital.

Brett Hendrickson — Bonanza Capital — Analyst

I just want to know how comps are tracking so far this month. No, just kidding. On that new advertising campaign, obviously — Joe, correct me if I’m wrong. But when you develop these new ad TV and radio spots, you can’t capitalize, and you have to expense it as incurred. So was that maybe an additional part of the increase in selling expense for the last quarter?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

There might have been some bleed-in for that for the radio, but not much. Well, actually, he did a lot of the testing at the end of September.

Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

A couple, not more than a couple of hundred grand.

Brett Hendrickson — Bonanza Capital — Analyst

A couple hundred thousand?

Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

Yes, if that.

Brett Hendrickson — Bonanza Capital — Analyst

And then, Joe, since there’s a lot of questions on the balance sheet, I think in your Q’s and K’s, you give out the actual accounts payable, where it’s separated from the accruals, the accrued expenses?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Yes.

Brett Hendrickson — Bonanza Capital — Analyst

Can you just give us that number?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Yes. Accounts payable at September 2004 is 41.6 million, and accrueds are 28.3 million.

Brett Hendrickson — Bonanza Capital — Analyst

I applaud you guys on stretching out the Accounts Payable. I think it’s something that Wall Street doesn’t look at closely enough with retailers, and I think it’s a good way to conserve cash. So good job.

Operator

Adam Weiss, Chilton Investments.

Adam Weiss — Chilton Investments — Analyst

What was the labor revenue in the quarter versus last year?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

So I don’t give a wrong number over the phone, because I actually don’t have my department piece with that in front of me, could you just follow up with me after the call?

Adam Weiss — Chilton Investments — Analyst

Sure. And just to get apples-to-apples, you talked about how selling expenses were inflated because of EITF. So what’s kind of the gross profit improvement year over year? Because gross margin was probably higher because of EITF, or last year’s was lower, either way you want to look at it. But what’s the real gross profit improvement, if you back out the inventory liquidation from a year ago and the EITF impact? Any idea?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

So that’s a more complicated calculation, I think, than I can do over the phone. What I would tell you for the EITF is that if you move about 320 basis points, last year to this year, I think that will give you the apples-to-apples piece. And we had product gross margins improve — product gross margins improve this year by about 240 basis points over last year.

Adam Weiss — Chilton Investments — Analyst

How much of the 240 was from just blowing stuff out?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

All of it.

Adam Weiss — Chilton Investments — Analyst

So the 240 plus the 320 is —

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

It should land you about to that amount (ph). But now, again, you’re landing on detailed model land. I would say that that is a discussion you and I should probably best work out after the call.

Operator

Bill Massey, Adage Capital Management.

Bill Massey — Adage Capital Management — Analyst

Just a couple more. One, can you give us a sense of what, if any, financing plans — I don’t know if we are getting ahead of it here — but what, if any, financing plans you will have in place for the next five or six weeks? And by that, I mean consumer credit offers.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

You know, it’s not something we really want to give over, you know, because if the folks that we compete with in the marketplace are anything like us, they listen to our conference calls. And so we would really rather not give that information out, just because I think it’s a competitive issue.

Bill Massey — Adage Capital Management — Analyst

Maybe I’ll ask it this way. Should we expect to see financing featured prominently in your promotional activity over the next five to six weeks?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

No more so than usual, Bill.

Bill Massey — Adage Capital Management — Analyst

And then just a couple more, if I may. One is the percentage of — I’m trying to think of the best way to ask this. But could you give us a sense of what percent of your stores are running what you would probably consider at sort of minimum labor levels right now, where there is really no opportunity to — or there has been, rather, no opportunity to reduce the labor at those stores over the last few quarters?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

I’m not following you, Bill; try that again.

Jeff Stone — Tweeter Home Entertainment Group — President & CEO

Are you talking about labor as in installation labor, or are you talking about labor as in how much it costs to run a store (multiple speakers)?

Bill Massey — Adage Capital Management — Analyst

I’m talking about taking rent and utilities and CAM (ph) and all that stuff out of it. In talking about salespeople labor, as I understand it, when the commission rate drops to a certain level, you sort of have to keep however many people are still employed there guaranteed a certain salary. But you —

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Oh, (indiscernible) expenses, you’re talking about?

Bill Massey — Adage Capital Management — Analyst

Yes, exactly. I’m trying to get a sense of how many of your stores are — if you could give us a rough percentage, have been at that level and, if so, for how long? Are we talking 100 percent of the stores for the last four quarters have been there, or is it not quite that significant?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Bill, honestly, I don’t know that computation, off the top of my head.

Bill Massey — Adage Capital Management — Analyst

Something I could follow up with, perhaps?

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Sure.

Bill Massey — Adage Capital Management — Analyst

And then just a last one. Audio as a percent of the total business — I don’t know if you guys have ever really offered that; I don’t recall that you have. But I’m wondering if, in fact, you would be willing to; and, if so, what it is and where it came from, either on a year-over-year or quarter-over-quarter basis?

Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

For the quarter, Bill, it ran 17.5 percent of mix.

Bill Massey — Adage Capital Management — Analyst

And where was that last year, Philo, please?

Philo Pappas — Tweeter Home Entertainment Group — SVP, Merchandising

19.

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Bill, before you go — not just answering your question but it’s answering somebody else that just came under the door here — custom revenue this year was 8 million versus last year it was 5.5 million. So it’s up 150 bips.

Operator

Thank you. I’m showing no further questions at this time.

Joe McGuire — Tweeter Home Entertainment Group — SVP, CFO

Okay. Everybody, thanks very much for joining the conference call. We’ll talk with you again in January.

Operator

Ladies and gentlemen, this does conclude today’s conference. Thank you for your participation, and have a wonderful day. You may all disconnect.

DISCLAIMER Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE

BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.© 2004, Thomson StreetEvents All Rights Reserved.